Exhibit 99.1

CONTACT: FELDMAN MALL PROPERTIES, INC.
Larry Feldman
Chairman & Chief Executive Officer
-or-
Thomas E. Wirth
Executive Vice President, Chief Financial Officer
(516) 684 -1239
1010 Northern Blvd, Suite 314
Great Neck, NY 11021

FELDMAN MALL PROPERTIES, INC. REPORTS THIRD QUARTER FINANCIAL RESULTS
***
Conference Call to Discuss Results Will Be Held at 11:00 AM EST, Friday, November 11, 2005
Dial in: (800) 406-5356 or go to www.feldmanmall.com

GREAT NECK, N.Y.—November 11, 2005

RELEASE HIGHLIGHTS

•	Reports third quarter FFO of $0.25 per diluted share
•	Acquired the Northgate Mall located in Cincinnati, Ohio for $110.0 million
•	Over 200,000 square feet of leases in active negotiation
•	Company has appointed Wayne Snyder as Chief Development Officer

FINANCIAL RESULTS

Feldman Mall Properties, Inc. (NYSE:FMP) today reported Funds From Operations (“FFO”) totaling $3.5 million, or $0.25 per diluted share, for the three months ended September 30, 2005. The Company’s net loss for the three months ended September 30, 2005 was $1.1 million, or $0.09 per share. The Company had approximately 14.2 million weighted average common shares and operating partnership units outstanding during the quarter.

For the nine months ended September 30, 2005, FFO totaled $8.8 million, or $0.63 per diluted share. The Company’s net loss for the nine months ended September 30, 2005 was $571,000, or $0.05 per share. The Company had approximately 14.0 million weighted average common shares and operating partnership units outstanding during the period.

OPERATING RESULTS

Foothills Mall – Tucson, Arizona

Shop occupancy, excluding temporary tenants and anchor tenants, increased from 79.3% at September 30, 2004 to 95.6% at September 30, 2005. Including temporary tenants, shop occupancy at September 30, 2004 was 95.3% as compared to 98.3% at September 30, 2005.

Average same store shop sales, for shop tenants with less than 10,000 square feet, for the trailing twelve-month period ended September 30, 2005 increased 4.6% to $298 per square foot as compared to $285 per square foot for the twelve month period ended September 30, 2004. Average same store shop sales increased 6.1% for the nine months ended September 30, 2005. Total shop sales increased 12.9% and 21.1% for the three and nine month periods ended September 30, 2005, as compared to the same periods in 2004. Average shop rents per square foot, excluding temporary tenants, increased 12.3% to $20.85 at September 30, 2005 as compared to $18.57 at September 30, 2004.

Harrisburg Mall – Harrisburg, Pennsylvania (Joint Venture Investment)

Shop occupancy, excluding temporary tenants and anchor tenants, was 67.5% at September 30, 2004 compared to 64.5% at September 30, 2005. Including temporary tenants, shop occupancy at September 30, 2004 was 76.5% compared to 77.4% at September 30, 2005.

Average same store shop sales for shop tenants with less than 10,000 square feet, for the twelve month period ended September 30, 2005 increased 6.5% to $245 per square foot as compared to $230 per square foot for the twelve month period ended September 30, 2004. Average shop rents, excluding temporary tenants, increased to $19.68 per square foot at September 30, 2005 from $18.28 per square foot at September 30, 2004.

Stratford Square Mall – Bloomingdale, Illinois

Shop occupancy, excluding temporary tenants and anchor tenants, was 55.9% at September 30, 2005. The decrease in occupancy from June 30, 2005 (64.6%) represents a movie theater which vacated in September 2005. The Company currently has a letter of intent with another theater operator and has begun demolition of the current space. Including temporary tenants, the occupancy as of September 30, 2005 was 70.4%. Average shop sales for shop tenants with less than 10,000 square feet, were $266 per square foot for the twelve month period ended September 30, 2005. Average shop rents, excluding temporary tenants, were $24.45 per square foot at September 30, 2005. The Stratford Square Mall was acquired in December 2004.

Colonie Center Mall – Albany, New York

Shop occupancy, excluding temporary tenants and anchor tenants, was 74.8% at September 30, 2005. Including temporary tenants, shop occupancy was 86.2% at September 30, 2005. Average shop sales for shop tenants with less than 10,000 square feet, were $297 per square foot for the twelve month period ended September 30, 2005. The adjusted average shop sales for shop tenants with less than 10,000 square feet, for the twelve month period ended June 30, 2005 was $294 per square foot. Average shop rents, excluding temporary tenants, were $19.59 per square foot at September 30, 2005. The Colonie Center Mall was acquired in February 2005.

Tallahassee Mall – Tallahassee, Florida

At September 30, 2005, the shop occupancy, excluding temporary and anchor tenants, was 74.4%. Including temporary tenants, the shop occupancy was 84.1%. Average shop sales for shop tenants with less than 10,000 square feet, were $320 per square foot for the twelve month period ended September 30, 2005. Average shop rents, excluding temporary tenants, were $20.24 per square foot at September 30, 2005. The adjusted average shop rents, excluding temporary tenants, were $19.41 per square foot at June 30, 2005. The Tallahassee Mall was acquired in June 2005.

REAL ESTATE ACTIVITY

Northgate Mall – Cincinnati, Ohio

On July 12, 2005, the Company announced the purchase of the Northgate Mall, a 1.1 million square foot enclosed regional mall located in the northwest suburbs of Cincinnati, Ohio. The purchase price of $110.0 million includes the assumption of the existing mortgage loan in the amount of $79.6 million plus cash in the amount of approximately $30.4 million. The first mortgage assumed bears interest at a fixed rate of 6.60% and has a November 2012 maturity date.

Northgate Mall, located in Colerain Township, features anchor tenants Macy’s, Dillard’s, Sears and JC Penney. Of the 1.1 million total square feet, approximately 577,000 square feet including the Macy’s space are owned by the Company, with the remaining square footage being owned by the three other anchor tenants. Excluding anchor tenants and temporary tenants, the shop occupancy is 78.0% at September 30, 2005. Including temporary tenants, the shop occupancy was 90.0% at September 30, 2005. Shop sales at Northgate Mall were $300 per square foot at September 30, 2005.

FINANCING ACTIVITY

Harrisburg Refinancing

During July 2005, the joint venture that owns the Harrisburg Mall refinanced its first mortgage, which increased the current mortgage from $43 million to $50 million and reduced the interest rate from LIBOR plus 2.5% to LIBOR plus 1.625% and the loan matures in 2008.

OTHER

Leasing Activity

The Company has entered into letters of intent and is in active lease negotiations with over 200,000 square feet of new tenants. Several of these tenants are national tenants with a particularly strong appeal to draw additional shoppers to the Company’s malls. The Company expects to sign most of these leases within the next 30 to 60 days.

Wayne Snyder Added to Executive Management Team

As Chief Development Officer, Mr. Snyder will oversee all redevelopment efforts in the Company’s national mall portfolio, including the coordination of development personnel as well as the selection of third party relationships with construction, architectural and other development service providers. Additionally, he will be responsible for overseeing the Company’s relationships with its important anchor store merchants.

Before joining the Company, Mr. Snyder spent ten years as the Chairman and Chief Executive Officer of Kravco Company, a major retail mall company located in Philadelphia, PA (now partially owned by Simon Properties). He also served Kravco from 1979 through 1986 as its Vice President of Leasing. As Chairman and CEO of Kravco, Mr. Snyder led the company through a series of ten mall redevelopments and renovations, including the $200 million redevelopment of the nationally acclaimed King of Prussia Mall. Following its redevelopment, King of Prussia Mall is now widely considered as one of the top performing malls in the United States. Most recently at Kravco, he directed the redevelopment of The Galleria at Ft. Lauderdale, an aged, 30 year old mall in Florida. Under Mr. Snyder’s guidance, the $50 million repositioning effort dramatically renovated and re-merchandised the property, opening it up to the street with a line of new restaurants.

EARNINGS GUIDANCE

The Company’s third quarter FFO results of $0.25 per diluted share were at the high end of the Company’s revised guidance issued on November 1, 2005. Based on the completed acquisitions of Northgate and Tallahassee malls, the Company’s guidance for the fourth quarter of 2005 is in a range of $0.25 to $0.27 per diluted share.

CONFERENCE CALL

The Company’s executive management team, led by Larry Feldman, Chief Executive Officer, will host a conference call and audio web cast on Friday, November 11, 2005 at 11:00 a.m. EST to discuss the financial results. The conference call may be accessed by dialing (800) 406-5356. No pass code is required. The live conference will be simultaneously broadcast in a listen-only mode on the Company’s website at www.feldmanmall.com.

A replay of the call will be available through December 15, 2005 via the Company’s web site.

NON-GAAP FINANCIAL MEASURES

Feldman Mall Properties, Inc., consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of depreciable properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.

In order to provide a better understanding of the relationship with FFO and GAAP net income, a reconciliation of FFO to GAAP net income is provided on page 6 of this release. FFO does not represent cash flow from operating activities in accordance with GAAP, should not be considered as an alternative to GAAP net income and is not necessarily indicative of cash available to fund cash needs.

During the November 11, 2005 conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used a non-GAAP financial measure and the comparable GAAP financial measure (net income) can be found on page 6 of this release.

*Financial Tables Attached

Feldman Mall Properties, Inc. acquires, renovates and repositions enclosed retail shopping malls. Feldman Mall Properties Inc.’s investment strategy is to opportunistically acquire underperforming malls and transform them into physically attractive and profitable Class A or near Class A malls through comprehensive renovation and re-tenanting efforts aimed at increasing shopper traffic and tenant sales. For more information on Feldman Mall Properties Inc., visit the Company’s website at www.feldmanmall.com.

The Company’s portfolio, including non-owned anchor tenants, consists of six regional malls aggregating approximately 6.2 million square feet.

To receive the Company’s latest news release and other corporate documents, please contact the Company at (516) 684-1239. All releases and supplemental data can also be downloaded directly from the Feldman Mall Properties website at: www.FeldmanMall.com.

Forward-looking Information

This press release contains forward-looking statements that involve risks and uncertainties regarding various matters, including without limitation the success of our business strategy, including our acquisition, renovation and repositioning plans; our ability to close pending acquisitions and the timing of those acquisitions; our ability to obtain required financing; our understanding of our competition; market trends; our ability to implement our repositioning plans on time and within our budgets; projected capital and renovation expenditures; demand for shop space and the success and timing of our lease-up plans; availability and creditworthiness of current and prospective tenants; and lease rates and terms. The forward-looking statements are based on our assumptions and current expectations of future performance. These assumptions and expectations may be inaccurate or may change as a result of many possible events or factors, not all of which are known to us. If there is any inaccuracy or change, actual results may vary materially from our forward-looking statements.

FELDMAN MALL PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

( Amounts In Thousands)	September 30, 2005	December 31, 2004

	(unaudited)
Assets:
Investments in real estate, net	$396,553	$143,653
Investment in unconsolidated real estate partnership	3,233	5,150
Cash and cash equivalents	15,448	15,607
Restricted cash	6,567	4,555
Rents, deferred rents and other receivables, net	5,619	1,921
Acquired lease rights, net	15,253	4,167
Acquired in-place lease value, net	19,697	11,504
Acquired below market ground lease, net	7,845	—
Deferred charges, net	2,434	675
Other assets	4,361	1,551

Total Assets	$477,010	$188,783

Liabilities and Stockholders’ Equity:
Mortgage loans payable	$319,417	$54,750
Due to affiliates	5,396	12,941
Accounts payable, accrued expenses and other liabilities	12,208	7,862
Dividends and distributions payable	3,218	—
Acquired lease obligation, net	18,393	4,737

Total liabilities	358,632	80,290

Minority interest	12,738	13,962

Stockholders’ Equity
Common stock	126	108
Additional paid-in capital	116,953	95,672
Unamortized deferred compensation expense	(1,652)	—
Distributions in excess of earnings	(10,881)	(1,249)
Accumulated other comprehensive income	1,094	—

Total stockholders’ equity	105,640	94,531

Total Liabilities and Stockholders’ Equity	$477,010	$188,783

FELDMAN MALL PROPERTIES, INC. AND SUBSIDIARIES AND FELDMAN EQUITIES OF ARIZONA, LLC
AND SUBSIDIARIES (“PREDECESSOR”)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in Thousands, Except Per Share Data)
(Unaudited)

	Three months Ended		Nine months Ended

	September 30,		September 30,

	2005	2004 (A)	2005	2004 (A)

	(The Company)	(The Predecessor)	(The Company)	(The Predecessor)
Revenue:
Rental	$11,068	$1,647	$23,648	$4,913
Tenant reimbursements	5,095	1,029	12,047	3,192
Management, leasing and development services	90	348	356	799
Interest and other income	120	16	746	211

Total Revenue	16,373	3,040	36,797	9,115

Expenses:
Rental property operating and maintenance	5,155	937	11,538	2,797
Real estate taxes and ground rent	1,907	305	4,423	947
Interest	4,195	1,161	7,799	3,336
Depreciation and amortization	4,679	406	9,156	1,206
General and administrative	1,515	321	4,233	1,118

Total Expenses	17,451	3,130	37,149	9,404

Equity in (loss)/earnings of unconsolidated real estate partnership	(216)	53	(292)	300

Income (loss) before minority interest	(1,294)	(37)	(644)	11
Minority interest	(147)	(28)	(73)	68

Net Income (Loss)	$(1,147)	$(9)	$(571)	$(57)

Basic and diluted loss per share	$(0.09)		$(0.05)

Basic and diluted weighted average common shares outstanding	12,410		12,316

Funds From Operations (FFO) Calculation:
Net loss	$(1,147)		$(571)

Add:
Depreciation and amortization	4,679		9,156
Joint venture FFO adjustment	202		513

Less:
Minority interest	(147)		(73)
Depreciation of non-real estate assets	(95)		(197)

FFO	$3,492		$8,828

FFO per share (diluted)	$0.25		$0.63

Ownership interests:
Weighted average REIT common shares for basic net income per share	12,410		12,316
Weighted average common stock equivalents and partnership units	1,736		1,699

Weighted average shares and units outstanding	14,146		14,015

(A) – The 2004 results represent the operations of Feldman Equities of Arizona, LLC, the predecessor entity prior to the Company’s December 2004 initial public offering.